EXHIBIT 23.1
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                     CONSENT OF INDEPENDENT ACCOUNTANTS
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   We hereby consent to the incorporation by reference in this
   Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-56648) of Modine Manufacturing Company of our report dated April 26, 2000 relating to the financial state-ments, which appears in the Modine Manufacturing Company's March 31, 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the incorporation by reference of our report dated April 26, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.

   /s/ PricewaterhouseCoopers LLP

   PricewaterhouseCoopers LLP
   Chicago, Illinois
   April 27, 2001